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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                            JURISDICTION
SUBSIDIARY                                                OF INCORPORATION
------------------------------------------                ----------------

American Factoring, Inc.                                  Nevada

Limited Too Store Planning, Inc.                          Ohio

Limited Too Purchasing, Inc.                              Ohio

Limited Too Catalog Production, Inc.                      Ohio

Limited Too Direct, LLC                                   Ohio

Limited Too Creative Design, Inc.                         Ohio

Mish Mash, LLC                                            Ohio

Too Brands Investment, LLC                                Ohio

Too G.C., LLC                                             Ohio

Too Brands, Inc.                                          Ohio

Too Retail & Sales Puerto Rico, Inc.                      Puerto Rico



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